EXHIBIT 99

Investor Contact:	Neal Kanda	Media Contact:	Ann Takiguchi
	VP & Chief Financial Officer		PR/Communications Officer
	(808) 544-0622		(808) 544-0685
	nkanda@cpbi.com		atakiguchi@cpbi.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS SECOND QUARTER EARNINGS

HONOLULU, July 22, 2003 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported second quarter net income grew 4% to $8.0 million, or $0.49 per diluted share, from the $7.7 million, or $0.47 per share, recorded during the same period in 2002.  Continued strong core deposit growth and excellent asset quality contributed to the quarter’s results.

The second quarter results include a charge of $620,000 related to advertising expense associated with the Company’s proposal to acquire CB Bancshares, Inc.

Second Quarter Highlights

•                  Net income increased 4% to $8.0 million from $7.7 million in the second quarter of 2002.

•                  Diluted earnings per share (EPS) also grew 4% to $0.49 compared to $0.47 in the second quarter of 2002.

•                  Return on average equity (ROE) was 17.31% and return on average assets (ROA) was 1.56%.

•                  Nonperforming assets decreased by 91.5% to $274,000 from $3.2 million.

•                  Cash dividends increased by 60% to $0.16 per share from $0.10 in the second quarter of 2002.

“Our strategic focus on enhancing our sales management and increasing other operating income continues to reward us with strong results,” said Clint Arnoldus, Chairman, President and Chief Executive Officer.  “For the second consecutive year, our Company was recognized by the American Bankers Association as one of the top performing financial institutions in the nation.  The ABA’s Banking Journal ranked CPF’s 2002 financial performance as the 23rd highest in the nation, a two notch improvement from our 25th ranking in 2001.”

“We continue to seek initiatives to accelerate top line revenue growth and further build our earnings momentum.  As an example, the recent establishment of our Asset Management Division offers fixed income and equity analysis and portfolio management services that complement our Trust and Private Banking Divisions, providing expanded services for our customers,” said Arnoldus.

Second Quarter Results of Operations

Second quarter revenues (net interest income before provision plus other operating income) grew 3% to $26.0 million, compared to $25.2 million in the second quarter of 2002.  Net interest income before provision for loan losses was $22.3 million, up 2% from the second quarter of 2002.  Net interest margin was 4.79%, declining from the 5.06% reported a year ago.  Although the Company has experienced a decline in net interest margin over the last couple quarters, its current net interest margin compares favorably to that of its peers.

The provision for loan losses in the second quarter of 2003 was $200,000, a 33% decrease from the $300,000 reported in the same period last year.

Excluding securities gains and losses, other operating income for the second quarter of 2003 was $3.7 million, a 15% increase over the $3.2 million reported in the second quarter of last year.  The increase was primarily driven by increases in trust and investment service fee income.

Salaries and employee benefits totaled $7.2 million, a 6% decrease from the $7.7 million reported in the year ago quarter.  Other operating expenses, excluding salaries and benefits, grew to $6.5 million, an increase of 17% over the $5.6 million reported in the second quarter of last year.  This increase was primarily due to the previously mentioned $620,000 charge for merger-related advertising expense.

The effective tax rate declined slightly to 33.79% in the second quarter of 2003 from 34.37% in the same period last year.

Asset Quality

Asset quality continued to improve, as total nonperforming assets declined 92% to $274,000 or 0.01% of total assets, compared to $3.2 million or 0.17% of total assets a year ago.  Loans delinquent for 90 days or more increased to $1.8 million at June 30, 2003, from $19,000 in 2002 primarily due to inclusion of a single loan secured by real estate.

Nonaccrual loans totaled $274,000, a decrease of 91% from the $3.1 million reported a year ago.  The allowance for loan losses was 1.93% of total loans compared to 1.95% a year ago.

Balance Sheet Analysis

Total assets grew to $2.09 billion at September 30, 2003, an 8% increase over the $1.94 billion reported a year ago.  Investment securities increased to $571.9 million,  up 26% from $454.7 million reported last year.  Total loans grew 5% to $1.34 billion, compared to $1.28 billion a year ago.

Total deposits grew to $1.71 billion, an increase of 10% over the $1.56 billion reported at June 30, 2002.  Non-interest bearing deposits increased by 29% to $325.8 million, compared to $252.1 million a year ago.

Shareholders’ equity increased 14% to $184.2 million, or $11.49 book value per share at June 30, 2003, compared to $161.9 million or $10.11 book value per share a year ago.

Earnings Outlook

“Without consideration of the proposed merger and related expenses, we believe the execution of our core strategic initiatives will allow CPF to meet its 2003 EPS growth guidance of six to ten percent,” said Neal Kanda, Vice President and Chief Financial Officer.

Merger Update

CPF remains committed to its proposal to acquire CB Bancshares, Inc. (Nasdaq: CBBI) for $22.27 in cash and 1.6005 shares of CPF stock for each outstanding share of CBBI stock.  CPF is proceeding with its efforts to secure all necessary regulatory approvals.  “We continue to believe this transaction is good for all constituencies – the shareholders, customers and employees of both banks and the state of Hawaii,” said Arnoldus.

Teleconference and Webcast Information

The Company will review its second quarter results today at 3:00 p.m. EST (9:00 a.m. Hawaii Standard Time).  The audio webcast and any previously undisclosed information to be presented during the conference call will be available through a link on the Investor Relations page of the Company’s website at http://investor.centralpacificbank.com.

About Central Pacific Financial Corp./Central Pacific Bank

Central Pacific Financial Corp. is a Hawaii-based bank holding company whose common stock is traded on The New York Stock Exchange under the symbol “CPF.”  Central Pacific Bank, its wholly owned subsidiary, is Hawaii’s third largest commercial bank with 24 branches statewide, including five supermarket branches and 77 ATMs.  For additional information, please visit our web site at http://www.centralpacificbank.com.

FORWARD LOOKING INFORMATION

This release may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and generally include the words “believes”, “plans”, “intends”, “expects”, “anticipates” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions, are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events on the company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates; and trading of the company’s stock.  For further information on factors which could cause actual results to materially differ from projections, please see the company’s publicly available Securities and Exchange Commission filings, including the company’s Form 10-K for the last fiscal year.  Be advised, the company does not update any of its forward-looking statements.

###

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

(in thousands, except per share data)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2003	2002		2003	2002

SELECTED AVERAGE BALANCES

Total assets	$2,050,141	$1,892,708	8.3%	$2,017,124	$1,870,703	7.8%
Interest-earning assets	1,903,246	1,755,933	8.4%	1,871,248	1,734,008	7.9%
Loans, net of unearned interest	1,348,478	1,280,802	5.3%	1,340,114	1,278,591	4.8%
Other real estate	309	394	-21.6%	951	453	109.9%
Deposits	1,667,162	1,519,621	9.7%	1,643,437	1,490,489	10.3%
Interest-bearing liabilities	1,539,818	1,464,759	5.1%	1,815,266	1,446,746	25.5%
Stockholders’ equity	184,466	158,170	16.6%	181,683	151,667	19.8%

PERFORMANCE RATIOS

Return on average assets **	1.56%	1.62%		1.64%	1.63%
Return on average stockholders’ equity **	17.31%	19.41%		18.23%	20.06%
Efficiency ratio	52.79%	52.91%		51.43%	52.69%
Net interest margin **	4.79%	5.06%		4.88%	5.07%
Dividend payout ratio	32.00%	20.83%		31.07%	19.79%

	June 30,		% Change
	2003	2002

NONPERFORMING ASSETS

Nonperforming (nonaccrual) loans	$274	$3,149	-91.3%
Other real estate	0	84	-100.0%
Total nonperforming assets	274	3,233	-91.5%
Loans delinquent for 90 days or more	1,807	19	9410.5%
Restructured loans (still accruing interest)	—	—	—
Total nonperforming assets, loans delinquent for 90 days or more and restructured loans	$2,081	$3,252	-36.0%

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002		2003	2002
Net loan charge-offs to average loans **	-0.03%	0.05%		-0.15%	0.05%
Loan charge-offs	$129	$202	-36.1%	$444	$401	10.7%
Recoveries	245	51	380.4%	1,472	105	1301.9%
Net loan charge-offs (recoveries)	$(116)	$151	-176.8%	$(1,028)	$296	-447.3%

	June 30,
	2003	2002
SELECTED FINANCIAL DATA & BALANCE SHEET RATIOS

Book value per share	$11.49	$10.11
Market value per share	$27.70	$22.98

Total stockholders’ equity to assets	8.82%	8.37%
Nonperforming assets to total assets	0.01%	0.17%
Nonperforming assets to total loans & other real estate	0.02%	0.25%
Nonperforming assets and loans delinquent for 90 days or more to total loans & other real estate	0.16%	0.26%
Nonperforming assets, loans delinquent for 90 days or more and restructured loans to total loans & other real estate	0.16%	0.26%
Nonperforming loans to total loans	0.02%	0.25%
Allowance for loan losses to total loans	1.93%	1.95%
Allowance for loan losses to nonperforming loans	9279.20%	789.71%

**           Annualized

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(In thousands, except per share data)	2003	2002	$	%	2003	2002	$	%

Interest income:
Interest and fees on loans	$22,089	$23,376	$(1,287)	-5.5%	$44,553	$46,624	$(2,071)	-4.4%
Interest and dividends on investment securities:
Taxable interest	4,187	5,131	(944)	-18.4%	8,432	10,031	(1,599)	-15.9%
Tax-exempt interest	926	725	201	27.7%	1,817	1,441	376	26.1%
Dividends	251	309	(58)	-18.8%	511	496	15	3.0%
Interest on deposits in other banks	55	120	(65)	-54.2%	65	280	(215)	-76.8%
Interest on Federal funds sold and securities purchased under agreements to resell	24	57	(33)	-57.9%	27	103	(76)	-73.8%

Total interest income	27,532	29,718	(2,186)	-7.4%	55,405	58,975	(3,570)	-6.1%

Interest expense:
Interest on deposits	3,828	6,175	(2,347)	-38.0%	8,038	12,401	(4,363)	-35.2%
Interest on short-term borrowings	5	62	(57)	-91.9%	14	129	(115)	-89.1%
Interest on long-term debt	1,408	1,658	(250)	-15.1%	2,656	3,300	(644)	-19.5%

Total interest expense	5,241	7,895	(2,654)	-33.6%	10,708	15,830	(5,122)	-32.4%

Net interest income	22,291	21,823	468	2.1%	44,697	43,145	1,552	3.6%
Provision for loan losses	200	300	(100)	-33.3%	200	600	(400)	-66.7%
Net interest income after provision for loan losses	22,091	21,523	568	2.6%	44,497	42,545	1,952	4.6%

Other operating income:
Income from fiduciary activities	396	268	128	47.8%	842	614	228	37.1%
Service charges on deposit accounts	1,045	1,063	(18)	-1.7%	2,132	2,147	(15)	-0.7%
Other service charges and fees	1,418	1,126	292	25.9%	2,603	2,311	292	12.6%
Fees on foreign exchange	115	129	(14)	-10.9%	263	255	8	3.1%
Investment securities gains (losses)	4	220	(216)	-98.2%	4	640	(636)	-99.4%
Other	689	593	96	16.2%	1,488	1,326	162	12.2%

Total other operating income	3,667	3,399	268	7.9%	7,332	7,293	39	0.5%

Other operating expense:
Salaries and employee benefits	7,204	7,668	(464)	-6.1%	14,280	15,333	(1,053)	-6.9%
Net occupancy	1,032	862	170	19.7%	2,065	1,848	217	11.7%
Equipment	672	685	(13)	-1.9%	1,296	1,369	(73)	-5.3%
Other	4,792	4,014	778	19.4%	9,114	7,691	1,423	18.5%

Total other operating expense	13,700	13,229	471	3.6%	26,755	26,241	514	2.0%

Income before income taxes	12,058	11,693	365	3.1%	25,074	23,597	1,477	6.3%
Income taxes	4,074	4,019	55	1.4%	8,514	8,383	131	1.6%

Net income	$7,984	$7,674	310	4.0%	$16,560	$15,214	1,346	8.8%

Per share data:
Basic earnings per share	$0.50	$0.48	0.02	4.2%	1.03	$0.96	$0.07	7.3%
Diluted earnings per share	0.49	0.47	0.02	4.3%	1.01	0.94	0.07	7.4%
Cash dividends declared	0.16	0.10	0.06	60.0%	0.32	0.19	0.13	68.4%

Basic weighted average shares outstanding (000’s)	16,018	15,937	81	0.5%	16,008	15,903	105	0.7%
Diluted weighted average shares outstanding (000’s)	16,399	16,312	87	0.5%	16,405	16,259	146	0.9%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS (in thousands, except per share data)	June 30, 2003	December 31, 2002	June 30, 2002	Annual Change
				$	%

ASSETS
Cash and due from banks	$64,835	$62,273	$58,703	$6,132	10.4%
Interest-bearing deposits in other banks	19,291	39,358	54,431	(35,140)	-64.6%
Federal funds sold	—	—	—	—	—
Investment securities:
Held to maturity, at cost (fair value of $48,167 at June 30, 2003, $58,491 at December 31, 2002, and $66,524 at June 30, 2002	46,150	56,320	64,561	(18,411)	-28.5%
Available for sale, at fair value	525,742	484,604	390,104	135,638	34.8%
Total investment securities	571,892	540,924	454,665	117,227	25.8%

Loans held for sale	24,784	6,420	3,227	21,557	668.0%
Loans	1,319,703	1,289,892	1,272,646	47,057	3.7%
Less allowance for loan losses	25,425	24,197	24,868	557	2.2%
Net loans	1,294,278	1,265,695	1,247,778	46,500	3.7%

Premises and equipment	57,271	57,725	59,387	(2,116)	-3.6%
Accrued interest receivable	9,010	9,254	9,306	(296)	-3.2%
Investment in unconsolidated subsidiaries	2,859	3,150	2,102	757	36.0%
Due from customers on acceptances	34	34	6	28	466.7%
Other real estate	—	1,903	84	(84)	-100.0%
Other assets	44,686	41,427	45,364	(678)	-1.5%
Total assets	$2,088,940	$2,028,163	$1,935,053	$153,887	8.0%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$325,787	305,351	$252,106	$73,681	29.2%
Interest-bearing deposits	1,382,130	1,335,750	1,305,503	76,627	5.9%
Total deposits	1,707,917	1,641,101	1,557,609	150,308	9.6%

Short-term borrowings	2,281	29,008	13,404	(11,123)	-83.0%
Long-tem debt	157,917	147,155	155,870	2,047	1.3%
Bank acceptances outstanding	34	34	6	28	466.7%
Minority interest	10,062	10,064	10,064	(2)	0.0%
Other liabilities	26,499	27,358	36,229	(9,730)	-26.9%
Total liabilities	1,904,710	1,854,720	1,773,182	131,528	7.4%

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—	—	—
Common stock, no par value; authorized 50,000,000 shares; issued and outstanding 16,008,158 shares at June 30, 2003, 16,027,250 shares at December 31, 2002, and 16,014,738 shares at June 30, 2002	9,260	8,707	8,147	1,113	13.7%
Surplus	45,848	45,848	45,848	—	0.0%
Retained earnings	130,392	118,958	106,044	24,348	23.0%
Deferred stock awards	(87)	(99)	(30)	(57)	—
Accumulated other comprehensive income	(1,183)	29	1,862	(3,045)	-163.5%
Total shareholders’ equity	184,230	173,443	161,871	22,359	13.8%

Total liabilities and shareholders’ equity	$2,088,940	$2,028,163	$1,935,053	$153,887	8.0%